Exhibit 23.1


CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the incorporation by reference in this Registration Statement on Amendment No. 2 to Form SB2 of our report dated April 17, 2007, relating to the financial statements of Cross Atlantic Commodities, Inc. as of December 31, 2006, and the years ended December 31, 2006 and 2005, and the period from inception (March 12, 1998) to December 31, 2006.



/s/ Stark Winter Schenkein & Co., LLP
-------------------------------------
Stark Winter Schenkein & Co., LLP
Certified Public Accountants


September 21, 2007
Denver, Colorado